                                                                     EXHIBIT 3.1

                                     (Seal)

                               THE STATE OF TEXAS

                               SECRETARY OF STATE


                          CERTIFICATE OF INCORPORATION
                                       OF
                     SUMMIT ENVIRONMENTAL CORPORATION, INC.
                             CHARTER NUMBER 01480512


         THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

         ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY
ISSUES THIS CERTIFICATE OF INCORPORATION.

         ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED FEB. 24, 1998

EFFECTIVE FEB. 24, 1998


(Seal)                               /s/ Alberto R. Gonzales
                                     ----------------------------------------
                                     Alberto R. Gonzales, Secretary of State



                                                                     Exhibit 3.1
                                                               Page 1 of 3 Pages

                                                      FILED in the Office of the
                                                     Secretary of State of Texas
                                                                     FEB 24 1998
                                                            Corporations Section


                            ARTICLES OF INCORPORATION
                                       OF
                     SUMMIT ENVIRONMENTAL CORPORATION, INC.


                                   ARTICLE ONE

         The name of the Corporation is SUMMIT ENVIRONMENTAL CORPORATION, INC.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The Corporation is authorized to issue two classes of stock, both of which shall be voting. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

         The total number of shares of stock of each class which the corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

                             Number of
                    Par      Authorized
   Class           Value       Shares           Total
   -----           -----     ----------         ------
   Common          $0.001    40,000,000        $40,000
   Preferred       $0.001    10,000,000         10,000
                             ----------        -------

           Totals:           50,000,000        $50,000




                                                                     Exhibit 3.1
                                                               Page 2 of 3 Pages

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                                  ARTICLE FIVE

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done, or property actually received.

                                   ARTICLE SIX

         The street address of the Corporation's registered office, and the name of its Registered Agent at that address, is as follows:

                  Dave Dischiavo
                  7312 Authon Drive
                  Dallas, TX  75248

                                  ARTICLE SEVEN

         The number of initial directors is one. The name and address of the initial director is:

                  Albert L. Welsh
                  4334 N.W. Expressway, Suite 202
                  Oklahoma City, OK  73116

                                  ARTICLE EIGHT

         The name and address of the incorporator is:

                  Thomas J. Kenan
                  100 North Broadway, Suite 3300
                  Oklahoma City, OK   73102

         IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of February, 1998.



                                            /s/ Thomas J. Kenan
                                            ---------------------------------
                                            Thomas J. Kenan, Incorporator




                                                                     Exhibit 3.1
                                                               Page 3 of 3 Pages
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